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                                                                   Exhibit 10.56

                                INGRAM MICRO INC.
                           2003 EQUITY INCENTIVE PLAN

                           NON-QUALIFIED STOCK OPTION
                                 AWARD AGREEMENT

      SECTION 1. GRANT OF OPTION. As of [DATE], Ingram Micro Inc. ("MICRO") hereby grants to [LEGAL NAME] ("OPTIONEE") a non-qualified stock option (the "OPTION") exercisable in whole or in part, to purchase, pursuant to the terms hereof, X,XXX shares of Class A Common Stock, $.01 par value per share, of Micro's common stock (the "COMMON STOCK"), at a price of $XX.XX per share pursuant to and subject to the terms and conditions set forth in the Ingram Micro Inc. 2003 Equity Incentive Plan (the "PLAN"). Capitalized terms used and not otherwise defined herein are used with the same meanings as in the Plan.

      SECTION 2. NON-QUALIFIED STOCK OPTION. This Option is not intended to qualify as an incentive stock option as that term is used in Section 422 of the Code.

      SECTION 3. TIME OF EXERCISE; EXPIRATION. (a) This Option shall become exercisable set forth below:

                  Shares                    Vesting Date
                  ------                    ------------
                  XXX                           DATE

                  XXX                           DATE

                  XXX                           DATE

      (b) The Option may not be exercised after 5:00PM (PST) in Santa Ana, California, on [DATE].

      SECTION 4. MANNER OF EXERCISE. This Option shall be exercised by Optionee (or other party entitled to exercise the Option under Section 6(b) of this Award Agreement) by delivering written notice to the stock plan administrator stating the number of shares of Common Stock being purchased and the address and Social Insurance number of the purchaser, together with payment of the purchase price for the shares of Common Stock being purchased in a manner permitted by Section 6(d) of the Plan and plus an amount sufficient to satisfy the tax withholding requirement set forth in Section 14(e) of the Plan, if necessary.

      SECTION 5. NONTRANSFERABILITY OF OPTION. This Option shall not be transferable by Optionee otherwise than by will or by the laws of descent and



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distribution. The terms of this Option shall be binding on the executors, administrators, heirs and Successors of Optionee.

      SECTION 6. TERMINATION OF EMPLOYMENT (as defined under Section 11 of the
Plan).

      (a) If your employment is terminated for any reason other than death, Disability, Retirement or Cause your vested Non-Qualified Stock Options and Stock Appreciation Rights will expire 90 days from your termination. Unless the Committee otherwise provides, if your employment with us or any of our Affiliates is terminated for any reason other than your death, Disability, Retirement or Cause your Non-Qualified Stock Options and Stock Appreciation Rights will expire 90 days (or, if later, on the 15th day following the end of any Micro-imposed restrictions in effect during such 90 day period on your ability to engage in transactions involving Shares (such 15th day, the "Extended Date")) following such termination, or the date your Options or Stock Appreciation Rights would otherwise expire by their terms, had it not been for your termination date. Your Non-Qualified Stock Options or Stock Appreciation Rights will be exercisable prior to the expiration date only if they would be exercisable on the date of your termination of employment. Any time you spend in the status of "leave without pay" extends the period otherwise required for purposes of determining the extent to which any Award or portion has vested or become exercisable or nonforfeitable.

      (b) If your employment is terminated as a result of your death, your vested Non-Qualified Stock Options and Stock Appreciation Rights will expire one year from your date of death. Unless the Committee otherwise provides, if you die while employed by us or any of our Affiliates, your estate will have the right to exercise your vested Non-Qualified Stock Options and Stock Appreciation Rights through the first anniversary of your death, but not later than the date your Options or Rights would otherwise expire by their terms.

      (c) If your employment is terminated as a result of your death, your unvested Non-Qualified Stock Options and Stock Appreciation Rights will immediately vest and will expire one year from your date of death. Unless the Committee otherwise provides, if you die while employed by us or any of our Affiliates, your unvested Non-Qualified Stock Options and Stock Appreciation Rights will immediately vest. Your estate will have the right to exercise your newly vested Non-Qualified Stock Options and Stock Appreciation Rights through the first anniversary of your death, but not later than the date your Options or Rights would otherwise expire by their terms.

         (d) If your employment is terminated as a result of your Disability, your vested Non-Qualified Stock Options and Stock Appreciation Rights will expire one year from the last vesting date. Unless the Committee otherwise provides, if you



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become disabled (as determined by the Committee) while employed by us or any of our Affiliates, you will have the right to exercise your vested Non-Qualified Stock Options and Stock Appreciation Rights through the first anniversary of the last scheduled vesting date of the grant in which you received these Non-Qualified Stock Options or Stock Appreciation Rights, but not later than the date your Options or Rights would otherwise expire by their terms.

      (e) If your employment is terminated as a result of your Disability, your unvested Non-Qualified Stock Options and Stock Appreciation Rights will continue to vest while you remain disabled and will expire one year from the last vesting date. Unless the Committee otherwise provides, if you become disabled (as determined by the Committee) while employed by us or any of our Affiliates, your unvested Non-Qualified Stock Options and Stock Appreciation Rights will continue to vest in accordance with their original schedule while you remain disabled. You will have the right to exercise your newly vested Non-Qualified Stock Options and Stock Appreciation Rights through the first anniversary of the last vesting date, but not later than the date your Options or Rights would otherwise expire by their terms.

      (f) If your employment is terminated due to Retirement, your vested Non-Qualified Options and Stock Appreciation Rights will expire five years from your retirement date. Unless the Committee otherwise provides, if you retire from employment with us or any of our Affiliates, you will have the right to exercise your vested Non-Qualified Stock Options and Stock Appreciation Rights through the fifth anniversary of your retirement date, but not later than the date your Options or Rights would otherwise expire by their terms. Unless the Committee otherwise permits, the Committee has determined that the term "Retirement" means that your employment has terminated other than by reason of death, Disability or Cause and that all of the following criteria have been satisfied at the time of termination: (1) you are at least 50 years of age, (2) you have completed at least five years of service with the Company and our Affiliates.

      (g) If your employment is terminated for Cause. If your employment is terminated for Cause, your Non-Qualified Stock Options and Stock Appreciation Rights will expire and terminate on the date of such termination.

      (h) If you are employed outside the United States. Unless the Committee otherwise provides, in the event of your termination of employment for any reason other than death, Disability, Retirement or Cause, if you are employed outside the United States, your right to exercise any Non-Qualified Stock Option and Stock Appreciation Rights shall terminate, and such Option or Stock Appreciation Right shall expire and lapse, on the earlier of (x) the 90th day (or if later, the Extended Date) following the first to occur of (1) the time Micro or its Affiliate (your employer) gives notice to you of your termination of employment, or (2) you give notice to Micro or its Affiliate (your employer) to terminate your employment, or



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(3) if no such notice is given, on the date
your employment with Micro or its Affiliate (your employer) is terminated (whichever the first to occur of (1), (2) or (3) collectively, "Notice/Termination") or (y) the date such Option or Stock Appreciation Right would have expired had it not been for the Notice/Termination. You shall have the right to exercise such Option or Stock Appreciation Right prior to such expiration to the extent it was exercisable at the date of Notice/Termination and shall not have been exercised. You shall not be entitled and, by accepting the grant of any Non-Qualified Stock Option or Stock Appreciation Right, shall be deemed irrevocably to have waived any entitlement, by way of compensation for loss of office or damages for breach of contract or otherwise, to any sum or other benefit to compensate for the loss of any rights under the Plan.

      SECTION 7. RESTRICTIONS ON PURCHASE AND SALE OF SHARES. Micro shall not be obligated to sell or issue any shares of Common Stock pursuant to this Option unless the shares are at that time effectively registered or exempt from registration under the Securities Act of 1933, as amended.

      SECTION 8. ADJUSTMENT. The number of shares of Common Stock subject to this Option and the price per share of such shares may be adjusted by Micro from time to time pursuant to the Plan.

      SECTION 9. NO RIGHTS UNTIL EXERCISE. Optionee shall have no rights hereunder as a shareholder with respect to any shares subject to this Option until he or she becomes the registered holder of such shares.

      SECTION 10. AMENDMENT. This Option may be amended as provided in the Plan.

      SECTION 11. PLAN AND PROSPECTUS. This Option is subject to all the terms of the Plan and the related prospectus, a copy of which has been received by the Optionee.

      SECTION 12. SEVERABILITY. The provisions of this Award Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

      SECTION 13. ACKNOWLEDGEMENT.

      (a)     Nature of Grant.

              In accepting the grant, you acknowledge that:

      (i) the Plan is established voluntarily by Micro, it is discretionary in nature and it may be modified, suspended or terminated by Micro



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              at any time, unless otherwise provided in the Plan and this Award
              Agreement;

      (ii) the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted repeatedly in the past;

      (iii) all decisions with respect to future option grants, if any, will be at the sole discretion of Micro;

      (iv) your participation in the Plan shall not create a right to further employment with your employer and shall not interfere with the ability of your employer to terminate your employment relationship at any time with or without cause;

      (v)     you are voluntarily participating in the Plan;

      (vi) the Option is an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to Micro or your employer, and which is outside the scope of your employment contract, if any;

      (vii) the Option is not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments;

      (viii) in the event that you are an employee of a subsidiary or Affiliate of Micro, the option grant will not be interpreted to form an employment contract or relationship with Micro; and furthermore, the option grant will not be interpreted to form an employment contract with your employer or any subsidiary or Affiliate of Micro;

      (ix) the future value of the underlying shares is unknown and cannot be predicted with certainty;

      (x) if the underlying shares do not increase in value, the Option will have no value;

      (xi) if you exercise your Option and obtain shares, the value of those shares acquired upon exercise may increase or decrease in value, even below the Option price;



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      (xii)   in consideration of the option grant, no claim or entitlement to compensation or damages shall arise from termination of the Options or diminution in value of the Option or shares purchased through exercise of the Option resulting from termination of your employment by Micro or your employer (for any reason whatsoever and whether or not in breach of local labor laws) and you irrevocably release Micro and your employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing this Award Agreement, you shall be deemed irrevocably to have waived your entitlement to pursue such claim; and

      (xiii) notwithstanding any terms or conditions of the Plan to the contrary, in the event of involuntary termination of your employment (whether or not in breach of local labor laws), your right to receive options under the Plan, if any, will terminate effective as of the date that you are no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of "garden leave" or similar period pursuant to local law); furthermore, in the event of involuntary termination of employment (whether or not in breach of local labor laws), your right to exercise the Option after termination of employment, if any, will not be extended by any notice period mandated under local law.

      (b) Tax Reporting and Payment Liability. Regardless of any action Micro or your employer takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding ("Tax-Related Items"), you acknowledge that the ultimate liability for all Tax-Related Items legally due by you is and remains your responsibility and that Micro and/or your employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option grant, including the grant, vesting or exercise of the Option and the subsequent sale of shares; and (2) do not commit to structure the terms of the grant or any aspect of the Option to reduce or eliminate your liability for Tax-Related Items.

            Prior to the exercise of the Option, you shall pay or make adequate arrangements satisfactory to Micro or your employer to satisfy all withholding and payment on account obligations of Micro or your employer. In this regard, you authorize Micro or your employer to withhold all applicable Tax-Related Items legally payable by you from your wages or other cash compensation paid to you by Micro and/or your employer or from proceeds of the sale of the shares. Alternatively, or in addition, if permissible under local law, Micro or your employer may withhold in shares, provided that Micro or your employer only



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withholds the amount of shares necessary to satisfy the minimum withholding amount. Finally, you shall pay to Micro or your employer any amount of Tax-Related Items that Micro or your employer may be required to withhold as a result of your participation in the Plan or your purchase of shares that cannot be satisfied by the means previously described. Micro or your employer may refuse to honor the exercise and refuse to deliver the shares if you fail to comply with your obligations in connection with the Tax-Related Items as described in this section.

      (c) Data Privacy Consent. YOU HEREBY EXPLICITLY AND UNAMBIGUOUSLY CONSENT TO THE COLLECTION, USE AND TRANSFER, IN ELECTRONIC OR OTHER FORM, OF YOUR PERSONAL DATA AS DESCRIBED IN THIS DOCUMENT BY AND AMONG, AS APPLICABLE, YOUR EMPLOYER AND MICRO FOR THE EXCLUSIVE PURPOSE OF IMPLEMENTING, ADMINISTERING AND MANAGING YOUR PARTICIPATION IN THE PLAN.

      YOU UNDERSTAND THAT MICRO AND YOUR EMPLOYER HOLD CERTAIN PERSONAL INFORMATION ABOUT YOU, INCLUDING, BUT NOT LIMITED TO, YOUR NAME, HOME ADDRESS AND TELEPHONE NUMBER, DATE OF BIRTH, SOCIAL INSURANCE NUMBER OR OTHER IDENTIFICATION NUMBER, SALARY, NATIONALITY, JOB TITLE, ANY SHARES OF STOCK OR DIRECTORSHIPS HELD IN MICRO, DETAILS OF ALL OPTIONS OR ANY OTHER ENTITLEMENT TO SHARES OF STOCK AWARDED, CANCELED, EXERCISED, VESTED, UNVESTED OR OUTSTANDING IN YOUR FAVOR, FOR THE PURPOSE OF IMPLEMENTING, ADMINISTERING AND MANAGING THE PLAN ("DATA"). YOU UNDERSTAND THAT DATA MAY BE TRANSFERRED TO ANY THIRD PARTIES ASSISTING IN THE IMPLEMENTATION, ADMINISTRATION AND MANAGEMENT OF THE PLAN, THAT THESE RECIPIENTS MAY BE LOCATED IN YOUR COUNTRY OR ELSEWHERE, AND THAT THE RECIPIENT'S COUNTRY MAY HAVE DIFFERENT DATA PRIVACY LAWS AND PROTECTIONS THAN YOUR COUNTRY. YOU UNDERSTAND THAT YOU MAY REQUEST A LIST WITH THE NAMES AND ADDRESSES OF ANY POTENTIAL RECIPIENTS OF THE DATA BY CONTACTING YOUR LOCAL HUMAN RESOURCES REPRESENTATIVE. YOU AUTHORIZE THE RECIPIENTS TO RECEIVE, POSSESS, USE, RETAIN AND TRANSFER THE DATA, IN ELECTRONIC OR OTHER FORM, FOR THE PURPOSES OF IMPLEMENTING, ADMINISTERING AND MANAGING YOUR PARTICIPATION IN THE PLAN, INCLUDING ANY REQUISITE TRANSFER OF SUCH DATA AS MAY BE REQUIRED TO A BROKER OR OTHER THIRD PARTY WITH WHOM YOU MAY ELECT TO DEPOSIT ANY SHARES OF STOCK ACQUIRED UPON EXERCISE OF THE OPTION. YOU UNDERSTAND THAT DATA WILL BE HELD ONLY AS LONG AS IS NECESSARY TO IMPLEMENT, ADMINISTER AND MANAGE YOUR PARTICIPATION IN THE PLAN AS DETERMINED BY MICRO. YOU UNDERSTAND THAT YOU MAY, AT ANY TIME, VIEW DATA, REQUEST ADDITIONAL INFORMATION ABOUT THE STORAGE AND PROCESSING OF DATA, REQUIRE ANY NECESSARY AMENDMENTS TO DATA OR REFUSE OR WITHDRAW THE CONSENTS HEREIN, IN ANY CASE WITHOUT COST, BY CONTACTING IN WRITING YOUR LOCAL HUMAN RESOURCES REPRESENTATIVE. YOU UNDERSTAND, HOWEVER, THAT REFUSING OR WITHDRAWING YOUR CONSENT MAY ADVERSELY AFFECT YOUR ABILITY TO PARTICIPATE IN THE PLAN. FOR MORE INFORMATION ON THE CONSEQUENCES OF YOUR REFUSAL TO CONSENT OR WITHDRAWAL OF CONSENT, YOU UNDERSTAND THAT YOU MAY CONTACT YOUR LOCAL HUMAN RESOURCES REPRESENTATIVE.



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      (d) Governing Law. The option grant is governed by and subject to, the laws of the state of Delaware, as provided in the Plan.

      (e) Language. If you have received this or any other document related to the Plan translated into a language other than English and if the translated version is different than the English version, the English version will control.

      (f) Electronic Delivery. Micro may, in its sole discretion, decide to deliver any documents related to the Option granted hereunder, or future options that may be granted under the Plan, by electronic means or request your consent to participate in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and, if requested, agree to participate in the Plan through an on-line or electronic system established and maintained by Micro or another third party designated by Micro.

      SECTION 14. Reserved

      SECTION 15. IN ORDER TO EXERCISE THIS OPTION, YOU MUST SIGN AND RETURN A COPY OF THIS AWARD AGREEMENT. IT WILL NOT BE POSSIBLE TO EXERCISE THIS OPTION UNTIL THE SIGNED AWARD AGREEMENT HAS BEEN RETURNED TO MICRO.


                                        INGRAM MICRO INC.

                                        ----------------------------------------



Accepted and agreed as to the foregoing:

OPTIONEE


-----------------------------------
Name

-----------------------------------
Date




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                                   ADDENDUM A:

SECTION 14. BELGIUM NOTICE. You understand that if the Award Agreement is not specifically accepted by signing and returning this agreement to Michelle Enstminger, Manager, Stock Plan Administration, at Ingram Micro Inc., 1600 E. St. Andrew Place, Santa Ana, CA 92799-5125 by [INSERT DATE THAT IS 120 DAYS AFTER GRANT DOCUMENTS ARE SENT TO BELGIUM EMPLOYEES], your Option will be deemed rejected and forfeited. In this case, you will not be entitled to retain any right to your Option. You acknowledge that you have been encouraged to discuss this matter with your financial or tax advisor and that any acceptance is made knowingly. You further acknowledge that if you do not accept the Option, you will not be entitled to any payment or benefit in lieu of the Option.

                                   ADDENDUM A:

         SECTION 14. SINGAPORE NOTICE. If you are a director, associate director or shadow director of a Singapore affiliate of Micro, you are subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Singapore affiliate in writing when you receive an interest (e.g., options, shares) in Micro or any related companies. Please contact Micro to obtain a copy of the notification form. You must also notify the Singapore affiliate when you sell shares of Micro or any related company (including when you sell shares acquired under the Plan). These notifications must be made within two days of acquiring or disposing of any interest in Micro or any related company. In addition, a notification must be made of your interests in Micro or any related company within two days of becoming a director.